EXHIBIT 1

                             JOINT FILING AGREEMENT

                The undersigned hereby agree to jointly file a statement on
Schedule 13D, together with any amendments thereto (collectively, the "Schedule 13Ds"), with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.

                This Joint Filing Agreement may be signed in counterpart copies.



                            (Signature Page Follows)

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Date:  January 3, 2000                BILL GROSS' IDEALAB!, INC.



                                      By:       /s/ Bill Gross
                                         -----------------------------------
                                         Name:  Bill Gross
                                         Title: Chairman of the Board and
                                                President



Date:  January 3, 2000                IDEALAB! HOLDINGS, L.L.C.



                                      By:       /s/ Bill Gross
                                         -----------------------------------
                                         Name:  Bill Gross
                                         Title: Managing Member